Exhibit 99.1

Tessera Sets 2027 Revenue Target of $14–16 Million and Outlines Path to Approximately $30 Million by 2029

Management believes that $14-$16 million of the 2027 revenue target will be supported by backlog, signed contracts or purchase orders, existing customer expansion, new customer, and additional commercial opportunities

Netanya, Israel, September 29, 2026 - Tessera Defense and Homeland Security Inc. (NYSE American: HLSQ) (“Tessera”) (“the Company”) today announced its initial 2027 revenue target and longer-term financial targets through 2029, outlining a growth strategy centred on scaling the Tessera physical security platform across larger projects, additional customers, new markets and expanded capabilities.

The Company is targeting consolidated revenue of approximately $14 million to $16 million in 2027.

Tessera currently expects 2027 revenue to be weighted toward the second half of the year, reflecting the anticipated timing of platform deployments, customer projects’ cycles and commercial activity. Management believes the potential revenue targets will be comprised of the following: $7 million from backlog, signed contracts or purchase orders; $5 million from existing-customer expansion and identified commercial opportunities; $3 million from new customers and future commercial opportunities.

Using the midpoint of the Company’s 2027 revenue target, the 2029 target represents an implied revenue CAGR of approximately 40% from 2027 through 2029.

Looking beyond 2027, management is targeting consolidated revenue of approximately:

●	$21 million in 2028

●	$30 million in 2029

The targets reflect management’s current strategic plan, which combines organic growth from Tessera’s existing businesses, expansion of the Tessera platform and anticipated contributions from future acquisitions. None of these milestone targets include companies with which Tessera has an unexercised option to acquire.

From Sight to Foresight

At the center of Tessera’s growth strategy is its integrated, site-tailored physical security platform.

The Tessera platform brings together detection, intelligence and response capabilities, connecting cameras, sensors, detection technologies, AI, software and other security infrastructure into a unified system designed around the requirements of each customer site.

Today, the platform incorporates technologies from Tessera’s Zorronet and DFSL subsidiaries, as well as licensed third-party technologies, combining complementary detection and intelligence capabilities within the Tessera physical security platform. Tessera intends to continue expanding the platform by integrating additional technologies developed internally or added through future acquisitions, joint ventures and licensing agreements.

Management believes this platform model creates multiple avenues for growth.

Tessera plans to increase the number of platform deployments, expand the size and scope of individual projects, add capabilities at existing customer sites, enter new verticals and geographies, and extend its reach through integrators and channel partners.

As the installed base grows, the Company also sees an opportunity to expand software, licensing, service and support revenue associated with the platform.

Building More Value Into Each Deployment

Tessera’s growth strategy is designed to move beyond selling individual technologies.

By combining multiple capabilities within a single platform, Tessera can address a broader portion of a customer’s physical security requirements and pursue larger, higher-value projects.

The Company expects growth to be supported by several key drivers:

●	More platform deployments: expanding adoption across critical infrastructure, energy, digital infrastructure and homeland security applications.

●	Larger projects: incorporating a broader mix of Tessera technologies and capabilities into individual deployments.

●	Expansion within existing customers: extending the platform to additional sites, systems and use cases.

●	New markets: entering additional verticals and geographies where the platform can be tailored to local security requirements.

●	Broader distribution: expanding relationships with integrators, channel partners and strategic partners capable of bringing Tessera into larger projects.

●	Recurring revenue opportunities: increasing software, licensing, service and support revenue as the platform’s installed base grows.

●	Additional capabilities: integrating complementary technologies through internal development and selective acquisitions.

●	B2B2C: increasing cooperation with existing clients who operate command and control centers to protect private and personal property.

2027 Priorities

Tessera’s 2027 priorities are focused on translating the platform strategy into measurable commercial growth.

The Company intends to:

Scale platform sales

Increase adoption of the Tessera platform across new and existing customers, with a focus on larger and more complex sites.

Grow the value of each customer relationship

Add technologies, capabilities, sites and applications within existing deployments.

Expand commercial reach

Increase Tessera’s presence across priority verticals and geographies, including primarily the EU and USA through direct sales, integrators, channel partners and strategic relationships.

Build recurring revenue

Expand software, licensing, service and support opportunities associated with the growing Tessera platform base.

Continue expanding the platform

Integrate additional complementary capabilities that broaden the range of physical security requirements Tessera can address.

Increase resources for potential acquisitions

To the extent the Company decides to exercise acquisition options, deployment of financial resources towards such acquisitions, including available financing.

Key Milestones

Management expects to evaluate progress against its 2027 plan using a combination of financial and commercial indicators, including:

●	70 Tessera platform deployments/customer sites

●	60 new customers

●	15 expansion projects with existing customers

●	Entry into 3 new geographies

●	Expansion into 2 new verticals

●	16 new or expanded integrator and channel relationships

●	Integration of 5 additional platform capabilities

●	Approximately $7-8 million, or 50% of revenue, from recurring software, licensing, service and support

●	Approximately $14 million in backlog by year-end 2027

The Company may refine these indicators as its commercial model, reporting systems and platform deployment base develop.

Assumptions Underlying the Targets

Tessera’s 2027 revenue target and 2028–2029 long-term targets are based on management’s current expectations and assume continued demand for the Company’s platform and technologies, execution of anticipated customer projects, conversion of a portion of identified commercial opportunities into signed business, expansion within existing customers, growth through integrators and channel relationships, successful integration and commercialization of additional technologies and general market conditions.

The targets also assume contributions from future acquisitions consistent with management’s current strategic plan. The timing, size, completion and financial contribution of any future acquisition cannot be assured.

Customer procurement, installation and acceptance schedules, project timing, revenue recognition, market conditions and other factors may affect the timing and amount of revenue ultimately recognized.

The Company’s targets are forward-looking and do not represent guarantees of future performance. Actual results may differ materially due to project timing, customer procurement decisions, the timing and completion of acquisitions, integration execution, revenue recognition, competitive conditions and other risks described in the Company’s filings with the Securities and Exchange Commission.

About Tessera Defense and Homeland Security Inc. (Formerly BiomX Inc.)

Tessera Defense and Homeland Security Inc. (NYSE American: HLSQ) is a physical security technology company providing integrated, security solutions that connect detection, intelligence and response across complex security environments. The Tessera platform integrates cameras, sensors, detection technologies, AI and other security infrastructure to identify threats, understand events and coordinate response in real time. Tessera provides the technology, hardware and implementation expertise needed to tailor security solutions to the specific requirements of each site, helping customers deploy and optimize integrated security systems across critical infrastructure, energy, digital infrastructure and homeland security applications.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “expects,” “intends,” “plans,” “believes,” “targets,” “will,” “may,” “anticipates,” “estimates,” “potential,” “projects,” and similar expressions. These forward-looking statements include, among other things, statements regarding the Company’s 2027 revenue target and 2028 and 2029 long-term revenue targets; the expected timing and weighting of revenue during 2027; the Company’s expectations regarding future platform deployments, project size and scope, expansion within existing customers, entry into new verticals and geographies, integrator and channel relationships, recurring software, licensing, service and support revenue, and the addition and integration of complementary technologies; the Company’s expectations regarding backlog, pipeline, commercial opportunities and their potential conversion into contracts or revenue; and the Company’s expectations regarding future acquisitions and their potential contribution to the Company’s growth and financial results.

These statements are based on the Company’s current expectations, assumptions and strategic plans and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied. The Company’s revenue targets are not guarantees of future performance, and there can be no assurance that the Company will achieve such targets within the periods indicated or at all.

These risks and uncertainties include, among others: the risk that the Company may not achieve its 2027 revenue target or its 2028 and 2029 long-term revenue targets; the risk that anticipated customer projects, platform deployments, contracts, purchase orders or other commercial opportunities may be delayed, reduced, cancelled or not materialize; the risk that backlog, pipeline, proposals, framework agreements and other identified commercial opportunities may not convert into revenue in the amounts or within the time periods anticipated, or at all; the risk that the timing of customer procurement, installation, integration, acceptance and revenue recognition may differ from the Company’s expectations, including the expectation that 2027 revenue will be weighted toward the second half of the year; the Company’s ability to increase the number, size and scope of Tessera platform deployments and expand within existing customer relationships; the Company’s ability to enter new verticals and geographies and develop or expand integrator, channel and strategic relationships; the Company’s ability to generate and grow recurring software, licensing, service and support revenue; the ability of the Tessera platform and the technologies incorporated into it to perform as designed and integrate successfully with customer infrastructure and with one another; the Company’s ability to successfully develop, integrate and commercialize additional technologies; the Company’s ability to identify, negotiate, finance, complete and integrate future acquisitions on acceptable terms or at all, and the risk that any completed acquisitions may not contribute revenue or other benefits in the amounts or within the time periods anticipated; the fact that the Company’s long-term revenue targets assume contributions from future acquisitions that have not yet been completed and may not occur; changes in customer demand, competitive conditions, government or private-sector spending, procurement processes, regulatory requirements, geopolitical conditions, supply-chain conditions or other market factors; the Company’s ability to comply with applicable privacy, data protection, security and other regulatory requirements; the Company’s ability to raise additional capital and execute its business and strategic initiatives; the Company’s going concern qualification; the risk that the Company may not regain compliance with the NYSE American continued listing standards within the plan period or at all; the risk that the Company may not make progress consistent with its compliance plan; the possibility that the Company’s common stock may be suspended from trading or delisted from the NYSE American; and the other risks described in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 19, 2026, as supplemented by the Form 10-K/A filed with the SEC on April 30, 2026, the Company’s current report on Form 8-K filed on May 5, 2026, and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 20, 2026 and August 19, 2026, respectively, as well as the Company’s other filings with the SEC.

The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Yair Ohayon, IR & Communications Manager

Yairo@thlsq.ai

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